Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
FIRST QUARTER 2025 RESULTS

HOUSTON, April 25, 2025 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $24.7 million or diluted earnings per share of $0.46, for the first quarter of 2025, compared to net income of $25.2 million, or diluted earnings per share of $0.47, for the fourth quarter of 2024.

“We are pleased with the great work our team is doing as we turn our efforts from building our foundation to growing our bank,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer. “We are seeing our pipelines build while experiencing payoffs as commercial real estate is sold or refinanced. This follows our expectations as interest rates begin to stabilize and we stabilize our position under regulatory guidance,” Mr. Franklin continued.

“We cannot ignore the uncertainty that has been introduced by the administration through tariffs. We will continue to monitor the effects on the economy in general and specifically our customer base. We continue to believe that we operate in one of the most dynamic markets in the country and will continue to deliver opportunities for Stellar Bank. However, we will remain cautious around credit as we build our pipelines,” commented Mr. Franklin.

“Given the uncertainty caused in the first quarter, we expect most of our growth to come in the second half of the year, but what we have seen so far this year is encouraging. Thank you to the great Stellar Team as we build Stellar into the bank of choice in our markets,” Mr. Franklin concluded.

Financial Highlights

•Solid Profitability: Net income for the first quarter of 2025 was $24.7 million, or diluted earnings per share of $0.46, which translated into an annualized return on average assets of 0.94%, an annualized return on average equity of 6.21% and an annualized return on average tangible equity of 11.48%(1).

•Strong Net Interest Margin: Tax equivalent net interest margin for the first quarter of 2025 was 4.20% compared to 4.25% for the fourth quarter of 2024. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.97%(1) for the first quarter of 2025 compared to 3.94%(1) for the fourth quarter of 2024.

•Strong Capital Position and Book Value Build: Total risk-based capital ratio increased to 15.94% at March 31, 2025, while book value per share increased to $30.89 at March 31, 2025 from $30.09 at December 31, 2024 and tangible book value per share increased to $19.69(1) at March 31, 2025 from $19.05(1) at December 31, 2024.

•Repurchase of Shares: Repurchased 1.4 million shares at a weighted average price per share of $27.99 during the first quarter of 2025 and 679 thousand shares at a weighted average price of $25.83 per share since the end of the first quarter of 2025. On April 23, 2025, the Board of Directors authorized of new share repurchase program under which the Company may repurchase up to $65 million of common stock through May 31, 2026.
First Quarter 2025 Results

Net interest income in the first quarter of 2025 decreased $3.7 million, or 3.6%, to $99.3 million from $103.0 million for the fourth quarter of 2024. The net interest margin on a tax equivalent basis decreased 5 basis points to 4.20% for the first quarter of 2025 from 4.25% for the fourth quarter of 2024. The decrease in the net interest margin from the prior quarter was primarily due to the impact of lower rates on interest-earnings assets and decreased average interest-earnings assets partially offset by lower rates on interest-bearing liabilities. Net interest income for the first quarter of 2025 benefited from $5.4 million of income from PAA compared to $7.6 million in the fourth quarter of 2024. Excluding PAA, net interest income (tax equivalent) for the first quarter of 2025 would have been $94.0 million(1) and the tax equivalent net interest margin would have been 3.97%(1).
_____________________
(1)     Refer to the calculation of this non-GAAP financial measure on page 9 of this earnings release. The calculation of return on average tangible equity has been adjusted from prior period disclosures.

Noninterest income for the first quarter of 2025 was $5.5 million, an increase of $473 thousand, or 9.4%, compared to $5.0 million for the fourth quarter of 2024. Noninterest income increased in the first quarter of 2025 compared to the fourth quarter of 2024 primarily due to a gain on sales of assets during the first quarter of 2025.

Noninterest expense for the first quarter of 2025 decreased $5.1 million, or 6.8%, to $70.2 million compared to $75.3 million for the fourth quarter of 2024. The decrease in noninterest expense in the first quarter of 2025 compared to the fourth quarter of 2024 was primarily due to a decrease in salaries and employee benefits of $2.0 million, a decrease in professional fees of $1.6 million and an $811 thousand decrease in advertising expense.

The efficiency ratio was 61.93% for the first quarter of 2025 compared to 64.46% for the fourth quarter of 2024. Annualized returns on average assets, average equity and average tangible equity were 0.94%, 6.21% and 11.48%(1) for the first quarter of 2025, respectively, compared to 0.94%, 6.21% and 11.53%(1) for the fourth quarter of 2024, respectively.

Financial Condition

Total assets at March 31, 2025 were $10.43 billion, a decrease of $470.9 million compared to $10.91 billion at December 31, 2024. The decrease in total assets was largely due to seasonality in government deposits.

Total loans at March 31, 2025 decreased $156.7 million to $7.28 billion compared to $7.44 billion at December 31, 2024. At March 31, 2025, the remaining balance of the purchase accounting accretion on loans was $68.2 million.

Total deposits at March 31, 2025 decreased $565.7 million to $8.56 billion compared to $9.13 billion at December 31, 2024 primarily due to decreases in noninterest-bearing and certificates and other time deposits. Noninterest-bearing deposits largely decreased due to the aforementioned seasonality in government deposits while certificates and other time deposits decreased primarily due to the reduction in brokered deposits. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits.

Asset Quality

Nonperforming assets totaled $59.7 million, or 0.57% of total assets, at March 31, 2025, compared to $38.9 million, or 0.36% of total assets, at December 31, 2024. The allowance for credit losses on loans as a percentage of total loans was 1.15% at March 31, 2025 compared to 1.09% at December 31, 2024.

The provision for credit losses was $3.6 million for the first quarter of 2025, compared to $942 thousand for the fourth quarter of 2024 primarily due to the increase in nonperforming loans. Net charge-offs for the first quarter of 2025 were $163 thousand, or 0.01% (annualized) of average loans, compared to net charge-offs of $2.0 million, or 0.11% (annualized) of average loans, for the fourth quarter of 2024.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 9 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, April 25, 2025 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its results for the first quarter of 2025. Participants may register for the conference call at https://registrations.events/direct/Q4I635868 conference ID 63586 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact ir@stellar.bank. A simultaneous webcast is available at https://registrations.events/direct/Q4I635868 and requires pre-registration. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations
ir@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system; risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators; legislative changes, executive orders, regulatory actions and reforms of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2025	2024
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
ASSETS:
Cash and due from banks	$130,932	$419,967	$103,735	$110,341	$74,663
Interest-bearing deposits at other financial institutions	429,643	491,249	412,482	379,909	325,079
Total cash and cash equivalents	560,575	911,216	516,217	490,250	399,742

Available for sale securities, at fair value	1,719,371	1,673,016	1,691,752	1,630,971	1,523,100

Loans held for investment	7,283,133	7,439,854	7,551,124	7,713,897	7,908,111
Less: allowance for credit losses on loans	(83,746)	(81,058)	(84,501)	(94,772)	(96,285)
Loans, net	7,199,387	7,358,796	7,466,623	7,619,125	7,811,826

Accrued interest receivable	37,669	37,884	39,473	43,348	45,466
Premises and equipment, net	109,750	111,856	113,742	113,984	115,698
Federal Home Loan Bank stock	20,902	8,209	20,123	15,089	16,050
Bank-owned life insurance	108,108	107,498	106,876	106,262	105,671
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	87,007	92,546	98,116	104,315	110,513
Other assets	94,800	107,451	79,537	103,001	103,838
Total assets	$10,434,887	$10,905,790	$10,629,777	$10,723,663	$10,729,222

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,205,619	$3,576,206	$3,303,048	$3,308,441	$3,323,149
Interest-bearing
Demand	1,863,752	1,845,749	1,571,504	1,564,405	1,576,261
Money market and savings	2,248,616	2,253,193	2,280,651	2,213,031	2,203,767
Certificates and other time	1,244,726	1,453,236	1,587,398	1,639,426	1,691,539
Total interest-bearing deposits	5,357,094	5,552,178	5,439,553	5,416,862	5,471,567
Total deposits	8,562,713	9,128,384	8,742,601	8,725,303	8,794,716

Accrued interest payable	9,856	17,052	16,915	12,327	12,227
Borrowed funds	119,923	—	60,000	240,000	215,000
Subordinated debt	70,135	70,105	110,064	109,964	109,864
Other liabilities	61,428	82,389	74,074	70,274	66,717
Total liabilities	8,824,055	9,297,930	9,003,654	9,157,868	9,198,524

SHAREHOLDERS’ EQUITY:
Common stock	521	534	535	536	536
Capital surplus	1,202,628	1,240,050	1,238,619	1,238,477	1,235,221
Retained earnings	510,072	492,640	474,905	447,948	425,130
Accumulated other comprehensive loss	(102,389)	(125,364)	(87,936)	(121,166)	(130,189)
Total shareholders’ equity	1,610,832	1,607,860	1,626,123	1,565,795	1,530,698
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,434,887	$10,905,790	$10,629,777	$10,723,663	$10,729,222

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2025	2024
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$120,640	$128,738	$132,372	$135,885	$134,685
Securities:
Taxable	16,148	14,789	13,898	11,923	9,293
Tax-exempt	812	814	814	816	818
Deposits in other financial institutions	4,720	5,681	4,692	3,555	3,627
Total interest income	142,320	150,022	151,776	152,179	148,423

INTEREST EXPENSE:
Demand, money market and savings deposits	27,574	27,877	29,440	28,399	27,530
Certificates and other time deposits	13,527	16,830	18,073	18,758	15,084
Borrowed funds	517	235	840	1,700	1,774
Subordinated debt	1,444	2,123	1,916	1,912	1,917
Total interest expense	43,062	47,065	50,269	50,769	46,305
NET INTEREST INCOME	99,258	102,957	101,507	101,410	102,118
Provision for (reversal of) credit losses	3,632	942	(5,985)	(1,935)	4,098
Net interest income after provision for credit losses	95,626	102,015	107,492	103,345	98,020

NONINTEREST INCOME:
Service charges on deposit accounts	1,584	1,590	1,594	1,648	1,598
Gain (loss) on sale of assets	417	(112)	432	(64)	513
Bank-owned life insurance	610	622	614	591	587
Debit card and interchange income	520	570	551	543	527
Other	2,374	2,362	3,111	2,698	3,071
Total noninterest income	5,505	5,032	6,302	5,416	6,296

NONINTEREST EXPENSE:
Salaries and employee benefits	41,792	43,797	41,123	39,061	41,376
Net occupancy and equipment	3,926	4,401	4,570	4,503	4,390
Depreciation	1,995	1,984	1,911	1,948	1,964
Data processing and software amortization	5,682	5,551	5,706	5,501	4,894
Professional fees	1,786	3,428	1,714	1,620	2,662
Regulatory assessments and FDIC insurance	1,733	1,636	1,779	2,299	1,854
Amortization of intangibles	5,548	5,581	6,212	6,215	6,212
Communications	847	807	827	847	937
Advertising	782	1,593	878	891	765
Other	6,075	6,488	6,346	8,331	6,356
Total noninterest expense	70,166	75,266	71,066	71,216	71,410
INCOME BEFORE INCOME TAXES	30,965	31,781	42,728	37,545	32,906
Provision for income taxes	6,263	6,569	8,837	7,792	6,759
NET INCOME	$24,702	$25,212	$33,891	$29,753	$26,147

EARNINGS PER SHARE
Basic	$0.46	$0.47	$0.63	$0.56	$0.49
Diluted	$0.46	$0.47	$0.63	$0.56	$0.49

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2025	2024
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$24,702	$25,212	$33,891	$29,753	$26,147

Earnings per share, basic	$0.46	$0.47	$0.63	$0.56	$0.49
Earnings per share, diluted	$0.46	$0.47	$0.63	$0.56	$0.49
Dividends per share	$0.14	$0.14	$0.13	$0.13	$0.13

Return on average assets(A)	0.94%	0.94%	1.27%	1.13%	0.98%
Return on average equity(A)	6.21%	6.21%	8.49%	7.78%	6.88%
Return on average tangible equity(A)(B)(D)	11.48%	11.53%	15.61%	14.94%	13.62%
Net interest margin (tax equivalent)(A)(C)	4.20%	4.25%	4.19%	4.24%	4.26%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.97%	3.94%	3.91%	3.82%	3.91%
Efficiency ratio(B)(E)	61.93%	64.46%	60.40%	60.81%	60.42%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	15.44%	14.74%	15.30%	14.60%	14.27%
Tangible equity to tangible assets(B)(E)	10.42%	9.87%	10.27%	9.53%	9.12%
Estimated Total capital ratio (to risk-weighted assets)	15.94%	16.00%	15.85%	15.30%	14.62%
Estimated Common equity Tier 1 capital (to risk weighted assets)	14.03%	14.14%	13.57%	12.95%	12.29%
Estimated Tier 1 capital (to risk-weighted assets)	14.15%	14.26%	13.69%	13.06%	12.41%
Estimated Tier 1 leverage (to average tangible assets)	11.20%	11.31%	11.10%	10.77%	10.55%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	15.38%	15.28%	15.02%	14.61%	14.13%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	14.18%	14.13%	13.58%	13.08%	12.61%
Estimated Tier 1 capital (to risk-weighted assets)	14.18%	14.13%	13.58%	13.08%	12.61%
Estimated Tier 1 leverage (to average tangible assets)	11.22%	11.21%	11.01%	10.78%	10.72%

Other Data
Weighted average shares:
Basic	53,146	53,422	53,541	53,572	53,343
Diluted	53,197	53,471	53,580	53,608	53,406
Period end shares outstanding	52,141	53,429	53,446	53,564	53,551
Book value per share	$30.89	$30.09	$30.43	$29.23	$28.58
Tangible book value per share(B)	$19.69	$19.05	$19.28	$18.00	$17.23
Employees - full-time equivalents	1,054	1,037	1,040	1,045	1,007
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures on page 9 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)The calculation of return on average tangible equity has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.
(E)The calculation of the efficiency ratio has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,344,298	$120,640	6.66%	$7,477,332	$128,738	6.85%	$7,938,824	$134,685	6.82%
Securities	1,817,286	16,960	3.78%	1,702,111	15,603	3.65%	1,441,814	10,111	2.82%
Deposits in other financial institutions	430,621	4,720	4.45%	473,719	5,681	4.77%	264,906	3,627	5.51%
Total interest-earning assets	9,592,205	$142,320	6.02%	9,653,162	$150,022	6.18%	9,645,544	$148,423	6.19%
Allowance for credit losses on loans	(81,166)			(84,423)			(91,612)
Noninterest-earning assets	1,100,652			1,080,436			1,132,857
Total assets	$10,611,691			$10,649,175			$10,686,789

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,911,625	$12,392	2.63%	$1,623,867	$11,341	2.78%	$1,697,211	$12,278	2.91%
Money market and savings deposits	2,234,571	15,182	2.76%	2,312,711	16,536	2.84%	2,150,805	15,252	2.85%
Certificates and other time deposits	1,296,972	13,527	4.23%	1,538,785	16,830	4.35%	1,444,048	15,084	4.20%
Borrowed funds	45,795	517	4.58%	15,978	235	5.85%	134,400	1,774	5.31%
Subordinated debt	70,121	1,444	8.35%	101,394	2,123	8.33%	109,808	1,917	7.02%
Total interest-bearing liabilities	5,559,084	$43,062	3.14%	5,592,735	$47,065	3.35%	5,536,272	$46,305	3.36%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,346,066			3,342,636			3,525,758
Other liabilities	92,299			99,041			96,461
Total liabilities	8,997,449			9,034,413			9,158,491
Shareholders’ equity	1,614,242			1,614,762			1,528,298
Total liabilities and shareholders’ equity	$10,611,691			$10,649,175			$10,686,789

Net interest rate spread			2.88%			2.83%			2.83%

Net interest income and margin		$99,258	4.20%		$102,957	4.24%		$102,118	4.26%

Net interest income and margin (tax equivalent)		$99,353	4.20%		$103,039	4.25%		$102,207	4.26%

Cost of funds			1.96%			2.10%			2.06%
Cost of deposits			1.90%			2.02%			1.94%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2025	2024
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,362,266	$1,362,260	$1,350,753	$1,396,064	$1,455,755
Real estate:
Commercial real estate (including multi-family residential)	3,854,607	3,868,218	3,976,296	4,029,671	4,049,885
Commercial real estate construction and land development	721,488	845,494	890,316	922,805	1,039,443
1-4 family residential (including home equity)	1,125,837	1,115,484	1,112,235	1,098,681	1,049,316
Residential construction	141,283	157,977	161,494	200,134	252,573
Consumer and other	77,652	90,421	60,030	66,542	61,139
Total loans held for investment	$7,283,133	$7,439,854	$7,551,124	$7,713,897	$7,908,111

Deposits:
Noninterest-bearing	$3,205,619	$3,576,206	$3,303,048	$3,308,441	$3,323,149
Interest-bearing
Demand	1,863,752	1,845,749	1,571,504	1,564,405	1,576,261
Money market and savings	2,248,616	2,253,193	2,280,651	2,213,031	2,203,767
Certificates and other time	1,244,726	1,453,236	1,587,398	1,639,426	1,691,539
Total interest-bearing deposits	5,357,094	5,552,178	5,439,553	5,416,862	5,471,567
Total deposits	$8,562,713	$9,128,384	$8,742,601	$8,725,303	$8,794,716

Asset Quality:
Nonaccrual loans	$54,518	$37,212	$32,140	$50,906	$57,129
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	54,518	37,212	32,140	50,906	57,129
Foreclosed assets	5,154	1,708	2,984	2,548	—
Total nonperforming assets	$59,672	$38,920	$35,124	$53,454	$57,129

Net charge-offs (recoveries)	$163	$2,016	$3,933	$(1)	$714

Nonaccrual loans:
Commercial and industrial	$11,471	$8,500	$9,718	$18,451	$15,465
Real estate:
Commercial real estate (including multi-family residential)	26,383	16,459	10,695	18,094	21,268
Commercial real estate construction and land development	2,027	3,061	4,183	1,641	8,406
1-4 family residential (including home equity)	14,550	9,056	7,259	12,454	10,368
Residential construction	—	—	121	155	1,410
Consumer and other	87	136	164	111	212
Total nonaccrual loans	$54,518	$37,212	$32,140	$50,906	$57,129

Asset Quality Ratios:
Nonperforming assets to total assets	0.57%	0.36%	0.33%	0.50%	0.53%
Nonperforming loans to total loans	0.75%	0.50%	0.43%	0.66%	0.72%
Allowance for credit losses on loans to nonperforming loans	153.61%	217.83%	262.92%	186.17%	168.54%
Allowance for credit losses on loans to total loans	1.15%	1.09%	1.12%	1.23%	1.22%
Net charge-offs to average loans (annualized)	0.01%	0.11%	0.21%	0.00%	0.04%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2025	2024
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$24,702	$25,212	$33,891	$29,753	$26,147
Add: Provision for (reversal of) credit losses	3,632	942	(5,985)	(1,935)	4,098
Add: Provision for income taxes	6,263	6,569	8,837	7,792	6,759
Pre-tax, pre-provision income	$34,597	$32,723	$36,743	$35,610	$37,004
Total average assets	$10,611,691	$10,649,175	$10,626,266	$10,623,865	$10,686,789
Pre-tax, pre-provision return on average assets(A)	1.32%	1.22%	1.38%	1.35%	1.39%

Total shareholders’ equity	$1,610,832	$1,607,860	$1,626,123	$1,565,795	$1,530,698
Less: Goodwill and core deposit intangibles, net	584,325	589,864	595,434	601,633	607,831
Tangible shareholders’ equity	$1,026,507	$1,017,996	$1,030,689	$964,162	$922,867
Shares outstanding at end of period	52,141	53,429	53,446	53,564	53,551
Tangible book value per share	$19.69	$19.05	$19.28	$18.00	$17.23

Average shareholders’ equity	$1,614,242	$1,614,762	$1,587,918	$1,538,124	$1,528,298
Less: Average goodwill and core deposit intangibles, net	586,895	592,471	598,866	604,722	611,149
Average tangible shareholders’ equity	$1,027,347	$1,022,291	$989,052	$933,402	$917,149
Net income	$24,702	$25,212	$33,891	$29,753	$26,147
Add: Core deposit intangibles amortization, net of tax	4,383	4,409	4,907	4,910	4,907
Adjusted net income	$29,085	$29,621	$38,798	$34,663	$31,054
Return on average tangible equity(A)(B)	11.48%	11.53%	15.61%	14.94%	13.62%

Total assets	$10,434,887	$10,905,790	$10,629,777	$10,723,663	$10,729,222
Less: Goodwill and core deposit intangibles, net	584,325	589,864	595,434	601,633	607,831
Tangible assets	$9,850,562	$10,315,926	$10,034,343	$10,122,030	$10,121,391
Tangible equity to tangible assets	10.42%	9.87%	10.27%	9.53%	9.12%

Net interest income (tax equivalent)	$99,353	$103,039	$101,578	$101,482	$102,207
Less: Purchase accounting accretion	5,397	7,555	6,795	10,098	8,551
Adjusted net interest income (tax equivalent)	$93,956	$95,484	$94,783	$91,384	$93,656
Average earning assets	$9,592,205	$9,653,162	$9,643,629	$9,616,874	$9,645,544
Net interest margin (tax equivalent) excluding PAA(A)	3.97%	3.94%	3.91%	3.82%	3.91%

Noninterest expense	$70,166	$75,266	$71,066	$71,216	$71,410
Less: Core deposit intangibles amortization	5,548	5,581	6,212	6,215	6,212
Adjusted noninterest expense	$64,618	$69,685	$64,854	$65,001	$65,198
Net interest income	$99,258	$102,957	$101,507	$101,410	$102,118
Noninterest income	5,505	5,032	6,302	5,416	6,296
Less: Gain (loss) on sale of assets	417	(112)	432	(64)	513
Adjusted noninterest income	$5,088	$5,144	$5,870	$5,480	$5,783
Net interest income plus adjusted noninterest income	$104,346	$108,101	$107,377	$106,890	$107,901
Efficiency ratio(C)	61.93%	64.46%	60.40%	60.81%	60.42%
(A)Interim periods annualized.
(B)The calculation of return on average tangible equity has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.
(C)The calculation of the efficiency ratio has been adjusted from prior period disclosures. All periods presented above have been recalculated and disclosed under the same calculation.